UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023 (December 14, 2023)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit,
Shatin, N.T., Hong Kong SAR
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

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Item 1.01 Entry into a Material Definitive Agreement. On December 14, 2023, Value Exchange International, Inc., a Nevada corporation, (“Company”) entered into a Convertible Credit Agreement (collectively, the “Credit Agreement”) with Hapi Metaverse, Inc., a Delaware corporation, (“Lender’) for an unsecured credit line in the maximum amount of One Million U.S. Dollars and No Cents (USD$1,000,000.00) (“Credit Limit”). Advances of the principal under the Credit Agreement accrue simple interest at Eight Percent (8%) per annum. The Lender may in its discretion refuse to make any advances of money to the Company or may refuse to provide funding in the amount requested by the Company. Any approved advance is to be funded (“Advance”) within ten (10) days after approval of the request for an advance of money under the Credit Agreement. Lender is a reporting company under the Securities Exchange Act of 1934, but there is no active trading market for the Lender’s capital stock.

Need for Funding and Use of Proceeds. The Company needed funding on an expedited basis and in place prior to 2024 in order to fund requirements for new and existing customer work and to pay for overall general operational expenses. Lender was the only known and identified funding source willing to provide the necessary funding on an expedited basis. Credit Line may be used for general working capital, including possible expansion of existing business operations or business lines to new geographical markets in Asia or other geographical markets; for development of new business lines (whether in existing or new geographical markets); acquisition of assets or companies (whether in existing or new geographical markets); and payment of any sums due under the Credit Agreement or other loans.

Repayment of Advances and Interest. Each Advance and all accrued interest thereon may, at the election of the Lender, or the Company, be: (1) repaid in cash; (2) converted into shares of the Company Common Stock; or (3) be repaid in a combination of cash and shares of the Company Common Stock. The principal amount of each Advance shall be due and payable on the third (3rd) annual anniversary of the date that the Advance is received by the Company along with any unpaid interest accrued on the principal (the “Advance Maturity Date”). Prior to the Advance Maturity Date, unpaid interest accrued on any Advance shall be paid on the last business day of June and on the last business day of December of each year in which the Advance is outstanding and not converted into shares of Company Common Stock. Company may prepay any Advance and interests accrued thereon prior to Advance Maturity Date without penalty or charge.

Fee on Advances. The Credit Agreement provided that each Advance incurs a 10% fee on the amount of the Advance (“Fee”), payable in cash or shares of Company’s Common Stock (“Common Stock”) at the election of Company. Under a December 19, 2023 Amendment to the Credit Agreement, which amendment is attached to this Current Report on Form 8-K as Exhibit 10.2, the Fee was amended to provide for a one-time $100,000 payment instead of 10% on an Advance, which amended Fee is payable at option of Company in either cash or shares of Company Common Stock within 30 days of December 19, 2023.

Conversion to Shares of Common Stock. Lender or Company may convert monies owed under any Advance into shares of Company Common Stock (“Conversion”). The price for conversion of an Advance and unpaid interest accrued thereon into shares of Common Stock shall be based on US$0.045 per share, which is an approximately twenty-five percent (25%) discount from the market closing price as of December 12, 2023 (the “Conversion Price”). No fractional shares may be issued in any Conversion.

Conversion Process. If the Lender elects to effect a Conversion, it must deliver a Notice of Conversion to the Company that specifies the amount of the advance and accrued interest, if any, to be converted, and the date on which such conversion shall be effected (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed received by the Company. Conversions shall reduce the amount advanced in an amount equal to the amount of the advance that is converted in a Conversion.

Conversion upon a Change in Control Transaction. In the event that the Company consummates a “Change in Control Transaction” (as defined below), then the total amount of Advances outstanding, and not previously converted into shares of Company Common Stock, shall convert into shares of Company Common Stock at the Conversion Price upon receipt of written notice from the Lender to the Company. “Change in Control Transaction” will exist if (1) there occurs any consolidation, merger or other business combination of the Company with or into any third party and the Company is not the surviving entity, or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving entity after the consummation of the transaction or transactions, or (2) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the operating assets of the Company or substantially all of the Company’s operating and wholly-owned subsidiaries, determined on a consolidated basis, to a third party.

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Conversion upon Breach of this Agreement. In addition to on-demand, non-breach Conversion and a Change of Control Conversion, the Lender may convert amounts owed under outstanding Advances if the Company breaches the Credit Agreement and does not remedy that breach within thirty (30) days after receipt of a written demand from the Lender (“Demand”), which Demand shall describe the breach, (a “Conversion Breach Event”). Upon occurrence of a Conversion Breach Event that is not timely remedied and receipt of a Notice of Conversion, the Company is required to convert the requested conversion amount of all outstanding amount of Advances not previously converted into shares of Company Common Stock within ten (10) days after receipt of the Notice of Conversion.

Warrants. In the event that the Lender elects to convert any portion of an advance into shares of Company Common Stock, the Company is obligated to issue to the Lender five (5) detachable warrants for each share of Company Common Stock issued in a Conversion (“Warrants”) in addition to the shares of Company Common Stock issued in the Conversion. Each Warrant will entitle the Lender to purchase one (1) share of Company Common Stock (“Warrant Shares”) at a per-share exercise price equal to the Conversion Price. The exercise period for each Warrant will be five (5) years from the date of issuance of the Warrant.

Restricted Securities. Any shares of Company Common Stock, any Warrants and any shares of Company Common Stock issued under the exercise of a Warrant shall be “restricted securities” under Rule 144 of the Securities Act of 1933 and requiring registration under federal securities laws and applicable state securities laws or an exemption from registration in order to be sold, transferred, assigned, or otherwise disposed, or to be pledged or hypothecated. The shares of Company Common Stock and Warrants will have restrictive legends.

Events of Default. The Credit Agreement’s events of default are: (1) failure to timely pay of any Advance when due and payable and the Company fails to cure such default within ten (10) days after receipt of a written notice of default from the Lender or its authorized agent; (2) a default of any non-monetary material covenant or agreement in the Credit Agreement that the Company does not remedy within thirty (30) days after receipt by the Company of a written notice of default from the Lender or its authorized agent (or within such other longer time period as may be therein specifically provided in the written notice); (3) a breach of any other obligations, covenant, representation or warranty contained in the Credit Agreement that is not cured within thirty (30) days from the receipt by the Company of a written notice from a Lender or its authorized agents; (4) the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Company, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof, or (5) if the Company becomes insolvent, the filing of a petition to a court for the entry of an order, judgment or decree approving a petition in an insolvency, liquidation or similar procedure and the petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; (6) all or any part of the Company’s assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent of the Company and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); (7) entry of judgment or judgements in the aggregate in excess of One Hundred Thousand United States Dollars (US$100,000.00) in face amount, a writ of execution or attachment or any similar process shall be issued or levied against all of the Company’s assets, or any judgment involving monetary damages shall be entered against the Company which shall becomes a lien on all of the Company’s assets and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or (8) the Company ceases to conduct its primary business line for ninety (90) consecutive days.

Remedy for Default not timely Remedied. If, at any time, an event of default shall occur and is not timely remedied, then the unpaid amount of all Advances and unpaid interest accrued thereon shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Company.

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Piggyback Registration Rights. The Credit Agreement grants piggyback registration rights for any shares of Company Common Stock and Warrants that are issued upon a conversion of sums owed under the Credit Agreement. The Credit Agreement provides that the Company will pay all expenses incurred in connection with a registration under the Securities Act of 1933, excluding underwriters’ and brokers’ discounts and commissions, but including, without limitation, all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) legal counsel for the selling securityholders will be borne by the Company. Piggyback registration rights do not apply to a registration statement under the Securities Act of 1933 for stock-based incentive compensation plan offerings or for corporate reorganization. The obligation of the Company in respect of the registration rights is subject to the condition that the selling shareholder provides the Company with information regarding the selling securityholder, the registrable securities of the selling securityholder and the intended method of disposition of such securities as will be required to timely effect the registration of the registrable securities and comply with applicable U.S. federal securities laws and regulations.

Governing Law; Disputes. Delaware law governs the Credit Agreement. Any action or proceeding arising out of or relating to the Credit Agreement shall be brought exclusively in the federal or state courts of Delaware.

Other Provisions. Credit Agreement and Amendment Number One to the Credit Agreement contain other usual and customary provisions for a commercial credit line agreement, including, without limitation, customary conditions to the obligation of Lender and the Company to conduct a closing of the Credit Agreement. The above summary of the Credit Agreement and the Amendment Number One to the Credit Agreement is qualified in its entirety by reference to the Convertible Credit Agreement, dated December 14, 2023, by the Company and Lender, which agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (”Form 8-K report”) and Amendment Number One to the Credit Agreement, dated December 19, 2023, which amendment is attached as Exhibit 10.2 to this Form 8-K.

Lender Ownership of Shares of Company Common Stock. Based on filings with the Commission, Lender owns 21,120,795 shares of Company Common Stock, which is approximately 48.55% of issued and outstanding shares of Company Common Stock (based on 43,500,762 shares issued and outstanding). On September 6, 2023, Lender converted $1,300,000 in debt owed by the Company into 7,344,632 shares of Company’s Common Stock at a price equivalent to $0.177 pursuant to that certain Convertible Credit Agreement dated as of January 27, 2023, (“January Credit Agreement”) made by Lender and New Energy CV Corporation (formerly, “American Wealth Mining Corp.”), a Nevada corporation, (“NECV”) to the Company. Lender’s ownership of shares of Company Common Stock above does not include a total of 36,723,160 shares of Company Common Stock that Lender may purchase under Warrants issued under the January Credit Agreement. The terms of the Warrants entitle the holder to purchase from the Company one (1) share of the Company Common Stock (as adjusted from time to time pursuant to the provisions of the Warrants) for each issued Warrant. The Warrants are currently exercisable and expire on September 6, 2028.

If Lender exercised the Warrants issued under the January Credit Agreement in full and purchased all 36,723,160 of the underlying shares of Company Common Stock, then Lender would own 57,843,955 shares of Company Common Stock or approximately 72.10% of the then issued and outstanding shares of Company Common Stock (based on the assumption of 80,223,922 shares of Company Common Stock then being issued and outstanding). Mr. Chan Heng Fai Ambrose , a director of the company, would, based on his control of Lender, also be a “shared” or joint owner of those shares of Company Common Stock. Mr. Chan controls Lender by virtue of his majority ownership of shares of common stock of Alset, Inc., a Texas corporation and a Commission-reporting company, (“Alset”), which is the parent company of the Lender. Alset owns 99.693% of the issued and outstanding shares of Lender’s common stock. Mr. Chan owns approximately 53.5% of the issued shares of common stock of Alset. Mr. Chan is also the Chairman and Chief Executive Officer of Alset and Executive Chairman of the Board of Directors of Lender.

Mr. Chan is deemed to be the owner of 21,587,429 shares of Common Stock, which represents approximately 49.63% of the issued shares of Company’s Common Stock (based on 43,500,762 shares issued and outstanding), by virtue of: 95,000 shares of Company’s Common Stock held by Mr. Chan, and the following share ownership of Common Stock by entities that Mr. Chan is deemed to control: 21,120,795 shares held by Lender, 39,968 shares held by BMI Capital Partners International Limited, 18,512 shares held by LiquidValue Development Pte Ltd. and 313,154 shares held by Decentralized Sharing Systems, Inc. BMI Capital Partners International Limited is owned by Alset International Limited, a Singapore company (“AIL”). AIL is a subsidiary of Alset. LiquidValue Development Pte Ltd. is a subsidiary of Alset. Decentralized Sharing Systems, Inc. is a subsidiary of DSS, Inc., a New York Stock Exchange listed company, (“DSS”). Mr. Chan is personally and through entities he controls, the largest shareholder of DSS. Mr. Chan is also the Chairman of the Board of Directors of DSS.

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Mr. Chan, Lender, BMI Capital Partners International Limited, LiquidValue Development Pte Ltd. and Decentralized Sharing Systems, Inc. are referred to collectively below as “Affiliated Shareholders.”

Loans and Related Persons. The non-executive directors of the Company are: Chan Heng Fai ((also known as “Heng Fai Ambrose Chan”); Lum Kan Fai; Wong Tat Keung, Wong Shui Yeung; Robert Trapp and Lim Sheng Hon Danny.

Companies controlled, directly or indirectly, by Chan Heng Fai, including the Lender, have provided the Company with working capital loans or a credit line in 2022 and 2023. The loans or credit line have been made on an ad hoc, as needed basis and not part of any general agreement to provide ongoing financial support. These loans or credit line have been the sole third party debt funding of the Company in 2022 and 2023, and have funded working capital funding needs of the Company and its operating subsidiaries. There is no agreement, arrangement or understanding as of the date of the filing of this Form 8-K report between the Company and Mr. Chan, Lender or companies controlled or affiliated with Mr. Chan to provide ongoing or further debt or equity financing to the Company beyond existing loans or credit lines. There is no assurance that either the Lender, Mr. Chan or any of the companies controlled by or affiliated with Mr. Chan will provide any debt or equity funding to the Company in the future, or maintain or increase any existing ownership position in the shares of the Company Common Stock.

A summary of existing loans or credit lines of the Company are:

(1)    The Company and American Pacific Bancorp, Inc., a Texas corporation located in Houston, Texas, (“APB”) signed a Loan Agreement, Security Agreement and Revolving Credit Promissory Note, each dated July 26, 2022 (but fully executed and closed as of July 27, 2022), whereby APB provided a $1 million secured revolving credit line to the Company. APB is deemed to be controlled with Chan Heng Fai by virtue of Mr. Chan’s equity ownership of parent company of APB and his service as the Executive Chairman of the parent company of APB.

(2)    On January 27, 2023, Lender and NECV entered into the January Credit Agreement. On February 23, 2023, the Company made a loan in the amount of $1,300,000 to the Company pursuant to the January Credit Agreement. On September 6, 2023, Lender converted $1,300,000 of the principal amount loaned to the Company into 7,344,632 shares of Company’s Common Stock. Under the terms of the January Credit Agreement, the Company received common stock warrants to purchase a maximum of 36,723,160 shares of Company Common Stock at an exercise price of $0.1770 per share. The warrants expire five (5) years from date of their issuance. Mr. Chan is deemed to control the Lender by virtue of his ownership of shares of Alset, which owns 99.693% of the issued and outstanding shares of Lender’s common stock, and his position as Executive Chairman of the Board of Directors of the Lender and as Chairman of the Board of Directors and Chief Executive Officer of Alset. Mr. Lum is Vice Chairman of the Board of Directors of the Lender. Mr. Chan also controls NECV by virtue of his ownership of approximately 95.6% of issued shares of NECV common stock. Robert H. Trapp, a director of the Company, is also a director of NECV.

(3)    On September 28, 2023, the Company entered into a Loan Agreement and Promissory Note (collectively, the “AIL Loan Agreement”) with AIL for an unsecured loan of Five Hundred Thousand U.S. Dollars and No Cents (USD$500,000.00) principal amount (“Principal”) to the Company. Principal accrues simple interest at Eight Percent (8%) per annum. Repayment of Principal and accrued interest thereon is to be made as follows: Principal will be paid in a single lump sum payment on or by the six (6) month anniversary of the effective date of the AIL Loan Agreement, being March 28, 2024, (being the “Maturity Date”); and Interest accrued on Principal shall be paid on the last business day on a calendar monthly basis with initial accrued Interest payments commencing on September 28, 2023. AIL is a majority-owned subsidiary of Alset. Mr. Chan owns approximately 53.5% of the issued shares of common stock of Alset and Mr. Chan is the Chairman and Chief Executive Officer of Alset and Executive Chairman of the Board of Directors of AIL. Further, Wong Shui Yeung and Wong Tat Keung, who are directors of the Company, are also directors of Alset. Mr. Lim is an Executive Director of AIL and Alset and he is a Senior Vice President of AIL.

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(4)    The Credit Agreement between Lender and Company is described in Item 1.01 above. Mr. Chan controls Lender by virtue of his majority ownership of shares of common stock of Alset, which is the parent company of the Lender. Alset owns 99.693% of the issued and outstanding shares of Lender’s common stock. Mr. Chan owns approximately 53.5% of the issued shares of common stock of Alset. Mr. Chan is also the Chairman and Chief Executive Officer of Alset and Executive Chairman of the Board of Directors of Lender. Mr. Lum is Vice Chairman of the Board of Directors of the Lender. Wong Shui Yeung and Wong Tat Keung are directors Alset. Wong Shui Yeung and Wong Tat Keung serve as directors of AIL. Mr. Lim Sheng Hon Danny currently serves as Senior Vice President and Executive Director of AIL. He also serves as an Executive Director of Alset.

Recusal and Affiliation of Non-Executive Directors. The non-executive directors of the Company are: Chan Heng Fai, Lum Kan Fai (also known as “Vincent Lum”), Robert Trapp, Wong Tat Keung, Wong Shui Yeung (also known as “Frankie Wong”), and Lim Sheng Hon Danny (also known as “Danny Lim”). All of the non-executive directors are affiliated by virtue of service as directors or officers of companies controlled by Chan Heng Fai and are deemed related parties in respect of the loans and credit lines as described in Loans and Related Persons above.

Chan Heng Fai (also known as “Heng Fai Ambrose Chan”), and Lum Kan Fai, each being a non-executive director of Company, recused themselves from consideration of, and the consent by the Company’s Board of Directors to, the Credit Agreement and transactions contemplated under the Credit Agreement. The recusal was due to these directors being directors of the Lender.

As stated above, Mr. Chan controls the Lender by virtue of his control of Alset. Mr. Chan is also Executive Chairman of the Board of Directors of the Lender and a director of American Pacific Bancorp., another lender of the Company. Mr. Lum Kan Fai is Vice Chairman of the Board of Directors of Lender and has served in other management capacities with HMI. Lum Kan Fai is also President of Digital Group of DSS. Mr. Chan is Executive Chairman of the Board of Directors of DSS and owns approximately 58.3% of the issued and outstanding shares of DSS. Wong Shui Keung is a non-executive director of DSS.

Robert Trapp was a director of Lender and was a director of Alset. He also serves or has served as a director of several subsidiaries of Alset. Mr. Trapp is a director of Sharing Services Global Corporation, a Nevada corporation and Commission-reporting company, (“SSGC”). Mr. Chan is Executive Chairman of the Board of Directors of SSGC as well as the owner of 49.2% of issued and outstanding shares of SSGC common stock, which ownership position includes shares of SSGC common stock owned by DSS and Alset. Further, Mr. Trapp is a director of NECV. Mr. Chan controls NECV by virtue of his ownership of approximately 95.6% of issued shares of NECV common stock.

Wong Shui Yeung and Wong Tat Keung are directors Alset, and have been or are affiliated with other entities controlled or affiliated with Mr. Chan. Wong Shui Yeung and Wong Tat Keung serve as directors of AIL, a subsidiary of Alset.

Wong Shui Yeung, Robert Trapp, and Wong Tat Keung also serve as members of the Company’s Audit Committee of the Board of Directors.

Mr. Lim Sheng Hon Danny currently serves as Senior Vice President and Executive Director of AIL. He also serves as an Executive Director of Alset, the parent company of AIL. Mr. Lim also works extensively with Mr. Chan on various business matters concerning AIL, Alset and DSS.

Item 5.01 Changes Control of Registrant. Due to the continued reliance by the Company on Lender and other affiliates of Chan Heng Fai for working capital debt funding, including the Lender, the increase in total aggregate ownership of Common Stock by the Affiliated Shareholders in 2023 and six (6) of the nine (9) Company’s directors being Chan Heng Fai and persons affiliated with Chan Heng Fai and, in respect of Mr. Chan and Mr. Lum, also the Lender, the Company’s Board of Directors has recognized as of the Effective Date that a change of control of the Company has occurred and Mr. Chan and Lender are deemed to have the ability to control the Company through voting power of stock ownership, board seats and funding of Company’s working capital needs.

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While Chan Heng Fai, Wong Shui Yeung, Robert Trapp, Lum Fai Kai, Wong Tat Keung and Lim Sheng Hon Danny have not directed or controlled daily operational management or decision making, or strategic and business development decisions of the Company, beyond input and guidance as non-executive directors, and while the Company is not aware of any agreement among Chan Heng Fai, Wong Shui Yeung, Robert Trapp, Lum Fai Kai, Wong Tat Yeung and Lim Sheng Hon Danny, or among these directors and the Affiliated Shareholders or lenders of the Company, to direct the operational management and strategic planning of the Company or its operating subsidiaries, the Affiliated Shareholders collectively control 49.6% of Company’s issued shares of Common Stock. Further, the Lender, as an Affiliated Shareholder, has the right to convert the Warrant issued to Lender under the January Credit Agreement conversion into shares of Company Common Stock that would, if the Warrants are fully exercised, result in ownership of approximately 72.10% of the then issued and outstanding shares of Company Common Stock (based on the assumption of 80,223,922 shares of Company Common Stock then being issued and outstanding). With the Credit Agreement, Lender could, assuming a Conversion of any significant amount of Advances made to the Company, into an ownership position of shares of Common Stock into more than 80% of the then issued and outstanding shares of Common Stock.

Chan Heng Fai, Wong Shui Yeung, Robert Trapp, Lum Fai Kai, Wong Tat Keung and Lim Sheng Hon Danny have not directed or controlled daily operational management or decision making, or strategic and business development decisions of the Company, beyond input and guidance as non-executive directors, and the Company is not aware of any agreement among Chan Heng Fai, Wong Shui Yeung, Robert Trapp, Lum Fai Kai, Wong Tat Yeung and Lim Sheng Hon Danny or among these directors and the Affiliated Shareholders or lenders of the Company, to direct the operational management and strategic planning of the Company or its operating subsidiaries. The Affiliated Shareholders collectively control 49.6% of Company’s issued shares of Common Stock. The Lender, as an Affiliated Shareholder, has the right to exercise the Warrant issued to Lender under the January Credit Agreement conversion into shares of Company Common Stock that would, if the Warrants are fully exercised, result in ownership of approximately 72.10% of the then issued and outstanding shares of Company Common Stock (based on the assumption of 80,223,922 shares of Company Common Stock then being issued and outstanding). With the Credit Agreement, Lender could, assuming a Conversion of any significant amount of Advances made to the Company, into an ownership position of shares of Common Stock into more than 80% of the then issued and outstanding shares of Common Stock.

According to filings with the Commission, Mr. Chan used personal funds to acquire his shares of Company Common Stock and the Lender converted principal under the January Credit Agreement to acquire its shares of Company Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description of Exhibit

10.1	Convertible Credit Agreement, dated December 14, 2023, by Value Exchange International, Inc. and Hapi Metaverse, Inc. [CERTAIN COMMERCIALLY SENSITIVE AND NON-MATERIAL INFORMATION HAS BEEN DELETED FROM THIS EXHIBIT]
10.2	Amendment Number One to the Convertible Credit Agreement, dated December 19, 2023, by Value Exchange International, Inc. and Hapi Metaverse, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC.

By:	/s/ Tan Seng Wee
Name:	Tan Seng Wee
Title:	Chief Executive Officer and President
Date:	December 20, 2023

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Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Convertible Credit Agreement, dated December 14, 2023, by Value Exchange International, Inc. and Hapi Metaverse, Inc. [CERTAIN COMMERCIALLY SENSITIVE AND NON-MATERIAL INFORMATION HAS BEEN DELETED FROM THIS EXHIBIT]
10.2	Amendment Number One to the Convertible Credit Agre ement, dated December 19, 2023, by Value Exchange International, Inc. and Hapi Metaverse, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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